Exhibit 99.1

       PROCYTE CORPORATION ADJOURNS SPECIAL MEETING OF SHAREHOLDERS UNTIL
             MARCH 18, 2005 TO VOTE ON MERGER WITH PHOTOMEDEX, INC.

Montgomeryville, Pa. and REDMOND, Wash., March 3 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) and ProCyte Corporation (OTC Bulletin Board:
PRCY) announced today that ProCyte shareholders approved the adjournment of the special meeting of shareholders that took place today in order for ProCyte to solicit additional proxies to vote on the proposed merger between PhotoMedex, Inc. and ProCyte. The adjourned special meeting will be reconvened on March 18, 2005 at 9 AM Pacific time at Redmond Inn, Redmond, WA.

The ProCyte special meeting was adjourned because an insufficient number of shareholders was present or represented by proxy to approve the merger proposal under applicable Washington law. Washington statute requires that the merger be approved by the affirmative vote of at least two-thirds of the shares of ProCyte common stock outstanding and entitled to vote on the merger. As of the adjournment of its special meeting, ProCyte had received proxies representing approximately 9,639,000 of the required 10,548,344 share votes needed to approve the merger proposal. Over 92% of the proxies received by ProCyte have been in favor of the merger proposal. Of the 9,639,000 shares represented at the special meeting, 8,572,000 (88.9%) voted in favor of the adjournment of the meeting for the purpose of soliciting additional proxies in favor of the merger proposal. Valid proxies submitted by ProCyte shareholders in connection with the March 3, 2005 meeting will continue to be valid for the purposes of the March 18, 2005 reconvened meeting.

ProCyte shareholders as of January 14, 2005 who have not voted should contact ProCyte's proxy solicitor, MacKenzie Partners at (800) 322-2885 or proxy@mackenziepartners.com

At a separate special meeting of the PhotoMedex stockholders held today, PhotoMedex stockholders approved the proposal with respect to the issuance of PhotoMedex shares in the proposed merger by a vote of 24,334,253 shares in favor and 209,302 shares opposed or abstaining, approximately 99.1% of the shares present or represented by proxy at the PhotoMedex meeting. The PhotoMedex stockholders also voted to approve an amendment to its Amended and Restated 2000 Stock Option Plan to increase the number of shares of PhotoMedex common stock reserved for issuance thereunder from 3,350,000 to 4,350,000 shares.

About ProCyte

ProCyte Corporation develops and markets products based on its patented, clinically proven GHK and AHK Copper Peptide technology for skin health, hair care and wound care. The Company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including its long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), VitalCopper(R), NextDerm(TM), Simple Solutions(R) and AquaSante(R) Skin Care products; Complex Cu3(R), GraftCyte(R) and Tricomin(R). Additional information is available by visiting the Company's website at www.procyte.com.

About PhotoMedex

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on managements' current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results of ProCyte Corporation ("ProCyte") and PhotoMedex, Inc. ("PhotoMedex") and the proposed acquisition of ProCyte by PhotoMedex .

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that ProCyte's business will not be integrated successfully with that of PhotoMedex, costs related to the merger, failure of the ProCyte or PhotoMedex stockholders to approve the merger, risks relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, ability to obtain financing, competitive products and other risks identified in PhotoMedex's and ProCyte's respective filings with the SEC. PhotoMedex and ProCyte are under no obligation to (and expressly disclaim any such obligation to) update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is not a solicitation of a proxy from any security holder of ProCyte. Security holders of ProCyte and other investors are urged to read the definitive joint proxy statement/prospectus filed with the SEC in connection with the proposed transaction because it contains important information about ProCyte, PhotoMedex, the proposed transaction and related matters. The joint proxy statement/prospectus is available for free at the SEC's web site ( http://www.sec.gov ).

The respective directors, executive officers and employees of ProCyte and PhotoMedex and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ProCyte's directors and executive officers is available in its proxy statement filed with the SEC by ProCyte on April 16, 2004, and information regarding PhotoMedex's directors and executive officers is available in its proxy statement filed with the SEC by PhotoMedex on November 26, 2004. Investors may obtain additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, by reading the joint proxy statement/prospectus dated January 21, 2005.

     Contacts:  Allen & Caron                  PhotoMedex, Inc.
                Matt Clawson (investors)       Dennis McGrath, CFO
                949-474-4300                   215-619-3287
                matt@allencaron.com            info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             03/03/2005
    /CONTACT: Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.photomedex.com
                http://www.procyte.com /
    (PHMD PRCY)